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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                  ___________________

                                       FORM 8-K
                                  ___________________

                                    CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934

                  Date of Report (Date of earliest event reported):
                                   January 20, 1998



                           CABLEVISION SYSTEMS CORPORATION
                (Exact Name of Registrant as specified in its charter)


                                       Delaware
                               (State of Incorporation)


          1-9046                                       11-2776686
   (Commission File Number)                          (IRS Employer
                                                    Identification Number)



                    One Media Crossways, Woodbury, New York  11797
                       (Address of principal executive offices)

                 Registrant's telephone number, including area code:
                                    (516) 364-8450



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ITEM 5.  OTHER EVENTS

          Cablevision Systems Corporation (the "Registrant" or the "Company") hereby supplements and, to the extent any prior disclosure in the Company's Form 10-K for the year ended December 31, 1996 (the "Form 10-K") or the Company's Form 10-Qs for the quarters ended March 31, June 30 and September 30, 1997 (the "Form 10-Qs") are inconsistent herewith, amends the Form 10-K and Form 10-Qs as follows:

Agreement to Acquire Certain Assets
from the Wiz, Inc. and its Subsidiaries and Affiliates

          As of January 29, 1998, Cablevision Electronics Investments, Inc. ("Cablevision Electronics"), a wholly-owned subsidiary of the Company, entered into an agreement (the "Purchase Agreement") with The Wiz, Inc. and certain of its subsidiaries and affiliates (collectively, the "Wiz") pursuant to which Cablevision Electronics will acquire substantially all of the assets associated with approximately 40 Nobody Beats The Wiz consumer electronics store locations. The Wiz filed for bankruptcy protection on December 16, 1997. Prior to the bankruptcy filing, the Wiz operated approximately 53 retail locations.

         The purchase price to be paid by Cablevision Electronics will be equal to the sum of (i) 80% of total qualifying inventory and 10% of nonqualifying inventory and (ii) $10.0 million which is expected to be used for the payment of certain administrative expenses (a portion of which will be assumed and paid by Cablevision Electronics (thereby reducing the $10.0 million payment by a corresponding amount)). Based on current estimates, the purchase price to be paid by Cablevision Electronics is currently expected to approximate $95 million. It is expected that approximately $50 million of the purchase price will be furnished through third-party borrowings.

         Cablevision Electronics has the right to make up to $3.0 million of secured loans to the Wiz prior to closing for the purpose of purchasing new inventory (the "Inventory Loans"). Any such advances shall be matched by another secured lender to the Wiz on the basis of approximately $700,000 for each $300,000 advanced by Cablevision Electronics.

         The Purchase Agreement provides for certain secured loans from Cablevision Electronics to the Wiz (the proceeds of which will be used by the Wiz to meet operating costs pending closing). To date, the Company has made $7 million of such secured loans. Additional secured loans in specified amounts are required over the period from February 4, 1998 through the closing date. Cablevision Electronics can elect at any time not to make further secured loans but if it does so, the Wiz will have the right to terminate the Purchase Agreement. Cablevision Electronics has the right to terminate its obligations under the Purchase Agreement at any time. If it terminates between February 10, 1998 and February 17, 1998, its secured loans (other than the inventory loans) will be forgiven in certain circumstances. If the transactions contemplated by the Purchase Agreement are consummated, the secured loans will only be repaid to the extent that the purchase price payable in respect of the purchased inventory exceeds the amounts payable to certain secured creditors.

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         Cablevision Electronics is, and following the acquisition will be, an unrestricted subsidiary under the Company's debt instruments. The Company has not guaranteed any of Cablevision Electronic's obligations under the Purchase Agreement. The Company expects that the acquired business will incur substantial operating losses for the first six months of 1998.

Proposed Acquisition of Connecticut Cable
Television Systems from TCI Communications, Inc.

          On January 27, 1998, the Company, CSC Parent Corporation (which will become the parent holding company of Cablevision Systems Corporation in connection with the consummation of the Pending TCI NY/NJ Transactions described below) and TCI Communications, Inc. ("TCIC") entered into a non-binding letter of intent for the Company to acquire TCIC's cable television systems (the "TCIC Connecticut Systems") in and around Hartford, Vernon, Branford and Lakeville, Connecticut on the terms described below (the "Proposed TCI CT Transactions"). In consideration for the TCIC Connecticut Systems, which have been valued by the parties at $380 million, in the Proposed TCI CT Transactions CSC Parent Corporation will (i) transfer to TCIC its cable television systems serving Kalamazoo, Michigan (which served approximately 48,000 subscribers as of December 31, 1997 and which have been valued by the parties at $75 million), (ii) transfer to TCIC other cable television systems to be identified by TCIC and purchased with approximately $25 million of funds provided by CSC Parent Corporation, (iii) issue shares of CSC Parent Corporation's Class A common stock (based on a $115.60 per share valuation), and (iv) the assume certain indebtedness relating to the TCIC Connecticut Systems, which on the date of the non-binding letter of intent totalled $110 million.

          Based upon information provided to the Company by TCIC, the TCIC Connecticut Systems served approximately 249,000 subscribers as of September 30, 1997.

          The closing of the Proposed TCI CT Transactions will be conditioned, among other things, upon the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and other regulatory and other customary approvals. The Proposed TCI CT Transactions are currently expected to be consummated during 1998. There can be no assurance that the HSR Act waiting period will expire or be terminated in a timely fashion or that other approvals will be obtained in a timely manner or at all or that governmental agencies or others will not take legal action to prevent the consummation of the Proposed TCI CT Transactions. Accordingly, there can be no assurance that the Proposed TCI CT Transactions will be consummated in a timely fashion, or at all.

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Stock Distribution

          On January 20, 1998, the Company announced a two-for-one stock split to be effected as a special stock distribution of one share of common stock for each share of common stock outstanding. The stock distribution will be paid in the form of additional shares of the stock of CSC Parent Corporation, which will become the parent holding company of Cablevision Systems Corporation in connection with the consummation of the transactions (the "Pending TCI NY/NJ Transactions") contemplated by the Amended and Restated Contribution and Merger, dated as of June 6, 1997, among TCIC, the Company, CSC Parent Corporation and CSC Merger Corporation. In connection with the consummation of the Pending TCI NY/NJ Transactions, CSC Parent Corporation will be renamed Cablevision Systems Corporation. The record and payment dates for the stock distribution will be established in connection with the closing of the Pending TCI NY/NJ Transactions, which are expected to be consummated on February 27, 1998. Shareholders of both the Company's Class A and Class B common stock will receive the same class of stock that they will receive as a result of the consummation of the Pending TCI NY/NJ Transactions.

Resignation of Chief Operating Officer

          Also on January 20, 1998, Robert P. May resigned from his position as the Company's Chief Operating Officer and as a Director of the Company.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA
          FINANCIAL INFORMATION AND EXHIBITS

     (c)  The following exhibits are filed as a part of this report on Form 8-K:

          99.1 Asset Purchase Agreement, dated as of January 29, 1998, between The Wiz, Inc. and each of its subsidiaries and affiliates listed on the signature pages thereto and Cablevision Electronics Investments, Inc.

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                                      SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         CABLEVISION SYSTEMS CORPORATION



                         By:   /s/ BARRY J. O'LEARY
                              ---------------------------
                              Name: Barry J. O'Leary
                              Title: Senior Vice President,
                                     Finance and Treasurer



Dated: February 5, 1998

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                                  Index to Exhibits



  Exhibit No.         Description

     99.1 Asset Purchase Agreement, dated as of January 29, 1998, between The Wiz, Inc. and each of its subsidiaries and affiliates listed on the signature pages thereto and Cablevision Electronics Investments, Inc.